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                                                                      Exhibit 99
[HADRON, INC. LOGO]


                                                         Release: IMMEDIATE
                                                         For:     HADRON, INC.
                                                                  (Symbol: HDRN)
Contact: Amber Gordon
         Dr. Ken Alibek
         (703) 329-9400


                      Hadron Advanced Biosystems Files Nine
                 New Biodefense Provisional Patent Applications

Alexandria, VA, May 21, 2002 -- Hadron, Inc. (OTC BB: HDRN) today announced the filing, by its Advanced Biosystems, Inc. subsidiary, of nine provisional patent applications with the U.S. Patent and Trademark Office. These provisional patent applications cover novel treatments of Anthrax and Filovirus infections, a new approach for the identification of Smallpox drug candidates, a medical device design with many potential uses including for cancer treatment and biodefense, and a new use of biodefense research for possible cancer treatment. The United States Army Research Command supported three of the nine patent applications. Hadron Advanced Biosystems is exploring opportunities to license its technology to, or seek a joint venture with, a partner to complete the necessary clinical trials, regulatory approvals, and the development, manufacturing, and marketing of any future products that might arise from these patents.

     Dr. Ken Alibek, Vice Chairman and Chief Scientist of Hadron Advanced Biosystems, said, "The filing of these patent applications is an important step for our company. We have successfully completed certain parts of our research and the results are paving the way for continuing medical investigation into novel ways to prevent and treat diseases caused by agents potentially used as biological weapons." Mr. Sterling Phillips, President of Hadron, Inc., stated, "We commend the experienced team of senior scientists whose leadership has produced these results in less than two years of research. Hadron intends to continue to expand its long-term program of developing medical defenses and treatments for toxic agents used in biological warfare and terrorism."

New Drug Candidates to Treat Anthrax

     In the area of developing potential novel methodologies for treating inhalational Anthrax, Hadron Advanced Biosystems has filed three provisional patent applications. Two of these applications pertain to treatment of Anthrax in its later stages, when mortality rates increase to 90%. The first of these applications covers the invention of a new way to block the action of Protective Antigen (PA), a component of Anthrax Toxin, thereby protecting target cells against its toxic effects. This invention could be used for the selection of drug candidates for Anthrax

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HADRON NEWS RELEASE:  Nine Patent Applications Filed                      Page 2
May 21, 2002


treatment. The second late-stage Anthrax-related application covers a new way to block the mechanism by which Anthrax Lethal Factor (LF) causes its toxic effects. Included in this blocking system is the use of compounds that protect cells from LF. Experiments to date have shown the number of Anthrax spores to be significantly decreased using such compounds. The third patent pending relates to improved treatment of early stage Anthrax. Hadron Advanced Biosystems has tested and identified an antibiotic that was found to have greater activity against Bacillus anthracis than the current preferred antibiotic. This finding is part of the Company's continuing program of new generation antibiotic evaluation. The research for these three provisional patent applications was funded by United States Army Medical Research Command contract "Novel Approaches for the Treatment of Anthrax." The fourth patent pending, funded by the company, encompasses relevant factors in the genome of Bacillus anthracis, including five new hemolytic genes. The proteins these genes code for are called "anthralysins." Blocking the action of anthralysins could render the Anthrax cells incapable of establishing productive infection. In addition, the DNA sequences of these anthralysin genes are potentially useful as probes in the detection of Bacillus anthracis.

Inhibition of Smallpox Infection by Targeting Helicase Enzymes

     Hadron Advanced Biosystems has discovered a novel approach for the identification of potential drug candidates for the treatment of Smallpox. It uses assays to detect functional inhibition of enzymes that act on nucleic acids. Selective inhibition of these enzymes can suppress viral reproduction and proliferation. These assays are performed on the Vaccinia virus, which is nearly identical on the selected regions, ensuring that the candidate found will also be effective against Smallpox.

Drug Development for Treatment of Filovirus Infection

     Hemorrhagic fevers resulting from infection by filoviruses, particularly Ebola and Marburg, have been experimentally tested as biological weapons and have extremely high fatality rates, with few, if any, treatments available today. Hadron Advanced Biosystems has applied for a patent that utilizes a specific domain of an Ebola protein as a new target for the development of anti-filoviral therapeutics. The application also covers the development of a drug that could be used as a component of treatment for Ebola, and encompasses methods of accelerating specific immunoglobulin responses to treat Filovirus infections.

Device for Potential Biodefense, Cancer & Other Sepsis Treatment

     Hadron Advanced Biosystems has developed a design for a system designed to render ineffective specific factors from the blood of patients. The device can include specific reagents for the treatment of infectious diseases. It can also be useful in the treatment of trauma shock, stroke, myocardial infarction, crash syndrome, burns, and cancer.

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HADRON NEWS RELEASE:  Nine Patent Applications Filed                      Page 3
May 21, 2002


Use of Anthrax Lethal Toxin In Potential Cancer Treatment

     Hadron Advanced Biosystems has two patent applications pending concerning a new technique of potential treatment for cancer. This treatment uses a novel protein to activate immuno-competent cells, which will then ellicit an immune response against the cancer. The system should enable the body to respond against tumors and oncogenic cells by priming its own immune system against cancer. This approach could be used not only as a direct treatment, but also as an anti-cancer vaccine for those at high risk for the disease.

     The senior management and scientific team at Hadron Advanced Biosystems collectively has more than 50 years of direct experience in biological weapons research, defense and threat analysis. The Company now has 35 scientists working on related experiments in its Manassas, Virginia laboratories. The labs are located within George Mason University's Prince William, Virginia campus. Hadron Advanced Biosystems' investigations cover a wide variety of biological weapons threats, including methods of enhancing antibiotic therapies, strengthening the host immune response, and new methods for battling anthrax sepsis and septic shock.

     HADRON specializes in developing intelligence and biodefense solutions in support of our Nation's security. Hadron focuses on developing innovative technical solutions for the intelligence community, analyzing and supporting defense systems, and developing medical defenses and treatments for toxic agents used in biological warfare and terrorism. The Company's stock trades on the OTC Electronic Bulletin Board under the symbol HDRN. HADRON can be found on the Internet at http://www.hadron.com. HADRON investor relations can be contacted at
            ---------------------
(703) 329-9400 x311 or via email at agordon@hadron.com.
                                    ------------------

Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "would," "envisioned," "intend," "may" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the medical research, government contracting and pharmaceutical arenas, and in the economy in general, as well as scientific and technical risks associated with research and development activities including whether the U.S. Patents on the technology will be granted and whether the technology will not infringe previously patented technology. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Hadron undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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